Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-281971 on Form S-1 of our report dated March 9, 2022, relating to the financial statements of KinderCare Learning Companies, Inc. (formerly KC Holdco, LLC). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Portland, Oregon

September 30, 2024